UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2017

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

As previously announced, on December 12, 2016, the boards of Teledyne Technologies Incorporated (“Teledyne”) and e2v technologies plc (“e2v”) announced that they had reached agreement on the terms of a recommended cash offer by Teledyne (the "Offer"), through a wholly-owned subsidiary, for the entire issued and to be issued ordinary share capital of e2v (the “Acquisition”). In connection with the Acquisition, the Company entered into the financing arrangements described in this Item 1.01.
Third Amendment to Amended and Restated Credit Agreement
On March 17, 2017, Teledyne entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of March 1, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017 (the “Credit Agreement”).
The Amendment (i) increases the aggregate amount of priority indebtedness (as defined in the Credit Agreement) that may be incurred by subsidiaries of Teledyne from 15% of consolidated net worth (as defined in the Credit Agreement) to 20% of consolidated net worth and (ii) updates the definition for the audited financial statements of Teledyne that is used in certain representations in, and other provisions of, the Credit Agreement, to refer to Teledyne’s audited financial statements for its fiscal year ended January 1, 2017.
Term Loan Credit Agreement
On March 17, 2017, Teledyne and its subsidiary, Teledyne Netherlands B.V., as borrowers, entered into a Term Loan Credit Agreement with the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager (the “Term Loan Credit Agreement”). Pursuant to the Term Loan Credit Agreement, the lenders thereunder have committed to make unsecured term loans in an aggregate principal amount of up to $100 million. Teledyne Brown Engineering, Inc., Teledyne Instruments, Inc., Teledyne Scientific & Imaging, LLC and Teledyne LeCroy, Inc., each of which is a subsidiary of Teledyne and a guarantor of the indebtedness under the Credit Agreement and certain other indebtedness of Teledyne, are also guarantors of the loans under the Term Loan Credit Agreement. Teledyne is also a guarantor for any loans made under the Term Loan Credit Agreement to Teledyne Netherlands B.V.
Loans made under the Term Loan Credit Agreement mature on October 30, 2019. Interest accrues on the loans made under the Term Loan Credit Agreement at variable rates which are, at the borrower’s option, tied to either a eurocurrency rate (as defined in the Term Loan Credit Agreement), determined with reference to the London Interbank Offered Rate (LIBOR) plus an applicable margin, or a base rate (as defined in the Term Loan Credit Agreement) determined with reference to the highest of the federal funds rate plus 50 bps, Bank of America, N.A.’s prime rate and the eurocurrency rate plus 100 bps, in each case, plus an applicable margin. Eurocurrency rate-based loans under the Term Loan Credit Agreement have interest periods of one, two, three or six months, as selected by the borrower. The applicable margin used in determining the interest on both eurocurrency rate loans and base rate loans are subject to change based on Teledyne’s consolidated leverage ratio as defined in the Term Loan Credit Agreement.

The commitments of the lenders to fund term loans under the Term Loan Credit Agreement are subject to customary “certain funds” provisions consistent with the United Kingdom City Code on Takeovers and Mergers (the "Code"), and remain in effect until the earlier of, among other things: (i) June 11, 2017; or (ii) the date on which the scheme of arrangement or, if applicable, the takeover offer under the Code with respect to the Acquisition has become effective, wholly unconditional or has lapsed or been terminated or withdrawn.
The Term Loan Credit Agreement contains customary representations and covenants that are substantially similar to the representations and covenants set forth in the Credit Agreement.
Similar to the events of default under the Credit Agreement, the events of default under the Term Loan Credit Agreement include but are not limited to (i) a default in the payment of principal of the loans or, following a period of 5 business days, of interest, fees and other amounts; (ii) a breach of certain of Teledyne’s covenants or, following the expiration of a period of 30 days following knowledge or notice thereof, any other covenants, under the Term Loan Credit Agreement; (iii) a breach of any representations under the Term Loan Credit Agreement, (iv) any payment default or any other event of default giving the holder thereof the right to accelerate the maturity of indebtedness of, or swap termination amount from, Teledyne or any subsidiary if the total amount of such indebtedness or swap termination amount exceeds $50 million; (v) events of bankruptcy, insolvency or liquidation involving Teledyne or any of Teledyne’s subsidiaries; (vi) the occurrence of a final judgment in amount in excess of $50 million, net of insurance coverage, or that would have a material adverse, effect (as defined in the Term Loan Credit Agreement) rendered against Teledyne or any of Teledyne’s subsidiaries, in each case, that is not vacated, satisfied or stayed within 30 days; (vii) the failure to maintain funding standards in ERISA-based plans and certain other liabilities related to ERISA based plans that result in a material adverse effect on Teledyne; (viii) the Term Loan Credit Agreement or any related agreement ceases to be in effect or is contested by any borrower or guarantor; or (ix) a change of control (as defined in the Term Loan Credit Agreement) occurs.
In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Term Loan Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Teledyne and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.
The descriptions set forth above are qualified in their entirety by the Amendment and the Term Loan Credit Agreement, copies of which are filed as exhibits to this report and are incorporated by reference herein.
Item 7.01 Regulation FD Disclosure

As of March 20, 2017, each of the anti-trust and regulatory conditions to the Acquisition have now been satisfied or waived. A court hearing to approve the scheme of arrangement implementing the Acquisition has been scheduled for March 27, 2017, and it is expected that the scheme of arrangement will become effective on March 28, 2017.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Third Amendment, dated as of March 17, 2017, to Amended and Restated Credit Agreement dated as of March 1, 2013, by and among Teledyne Technologies Incorporated, certain subsidiaries of Teledyne as Designated Borrowers, certain subsidiaries of Teledyne as Guarantors, the Lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing-Line Lender and L/C Issuer, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017.

Exhibit 10.2
Term Loan Credit Agreement, dated as of March 17, 2017, by and among Teledyne Technologies Incorporated and Teledyne Netherlands B.V., as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager

Notice to Non-UK e2v Shareholders

The Offer is not being made and will not be made, directly or indirectly, in or into the United States or in any other jurisdiction in which the making of the Offer would not be in compliance with the laws of such jurisdiction. Any and all materials related to the Offer should not be sent or otherwise distributed in or into the United States whether by use of the United States mail or by any other means or instrumentality of United States commerce (including, but without limitation, the mail, facsimile transmission, telex, telephone and the Internet) or any facility of a United States national securities exchange, and the Offer cannot be accepted by any such use, means or instrumentality, in or from within the United States. Accordingly, no materials related to the Offer will be, and must not be, sent or otherwise distributed in or into or from the United States or, in their capacities as such, to custodians, trustees or nominees holding shares of e2v for United States persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from the United States. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions will be invalid. No shares of e2v are being solicited from a resident of the United States and, if sent in response by a resident of the United States, will not be accepted. For the purposes of this paragraph, United States means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

The availability of the Offer to e2v shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. Further details in relation to non-UK shareholders will be contained in the Offer documentation.

Neither the United States Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved the Offer or passed upon the completeness of this announcement or the Offer documentation. Any representation to the contrary is a criminal offense.

Forward-Looking Statements Cautionary Notice

This Current Report on Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the Acquisition. These statements involve risks and uncertainties, are based on the current expectations of the management of e2v and Teledyne and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected timing and scope of the Acquisition and all other statements in this report other than historical facts. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including unanticipated issues associated with the satisfaction of the conditions to the Offer. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2016 Annual Report on Form 10-K. Teledyne undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: March 20, 2017

EXHIBIT INDEX
Description

Exhibit 10.1
Third Amendment, dated as of March 17, 2017, to Amended and Restated Credit Agreement dated as of March 1, 2013, by and among Teledyne Technologies Incorporated, certain subsidiaries of Teledyne as Designated Borrowers, certain subsidiaries of Teledyne as Guarantors, the Lender parties thereto and Bank of America, N.A. as Administrative Agent, Swing-Line Lender and L/C Issuer, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017.

Exhibit 10.2
Term Loan Credit Agreement, dated as of March 17, 2017, by and among Teledyne Technologies Incorporated and Teledyne Netherlands B.V., as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager